UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2015

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32563 (Commission File Number)	23-2956944 (IRS Employer Identification Number)

4826 Hunt Street Pryor, Oklahoma 74361 (Address of Principal Executive Offices)

(918) 825-0616 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 5, 2015, representatives of Orchids Paper Products Company (the “Registrant”) presented at the 12th Annual Taglich Brothers Investment Conference in New York, New York. A copy of the investor presentation discussed at the conference is located on the Registrant’s website at www.orchidspaper.com and is filed herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference. Representatives of the Registrant will also discuss this presentation at the Oppenheimer 10th Annual Industrial Growth Conference at the Westin New York Grand Central Hotel in New York, New York on Wednesday, May 13th at 10:15 a.m.

The information contained in the investor presentation is summary information that is intended to be considered in the context of the Registrant’s Securities and Exchange Commission (“SEC”) filings and other public announcements the Registrant may make, by press release or otherwise, from time to time. The Registrant undertakes no duty or obligation to publicly update or revise the information contained in the investor presentation, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports with the SEC, through press releases or through other public disclosure.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: May 5, 2015	By:	/s/ Keith R. Schroeder
Keith R. Schroeder
Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Investor Presentation dated May 2015.